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                                                                    Exhibit 23.4

                         CONSENT TO USE OF REPORTS OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.


                                                     Arthur Andersen LLP

Tampa, Florida,
  February 2, 1996